                                                                    Exhibit 23.1


                              Consent of KPMG LLP


The Board of Directors
FMC Corporation


We consent to the incorporation by reference in this Registration Statement of FMC Corporation on Form S-8 of our reports dated February 9, 2001 appearing in and incorporated by reference in the Annual Report on Form 10-K of FMC Corporation for the year ended December 31, 2000, and of our report dated June 28, 2001 appearing in the Annual Report on Form 11-K of FMC Puerto Rico Savings and Investment Plan for the year ended December 31, 2000.

/s/ KPMG LLP

Chicago, Illinois
July 6, 2001